                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           LC ACQUISITION CORPORATION

                  LC ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is LC ACQUISITION CORPORATION. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 2, 1990.

                  2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended and restated and was duly adopted by written consent of a majority of the stockholders of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

                  3. The amendments to the Certificate of Incorporation of the Corporation effected by this Certificate are to (i) change the name of the Corporation from LC ACQUISITION CORPORATION to LINCARE HOLDINGS INC. and (ii) change the authorized capital stock of the Corporation from 5,121,104 shares, consisting of 106,104 shares of Preferred Stock, $1 par value, 15,000 shares of Series B Convertible Preferred Stock, $1 par value, and 5,000,000 shares of Common Stock, $.01 par value, to 55,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, $1 par value (including 105,762 shares of Preferred Stock designated herein as Series A Preferred Stock and 15,000 shares of Preferred Stock designated herein as Series B Convertible Preferred Stock), and 50,000,000 shares of Common Stock, $.01 par value.

                  4. The capital of the Corporation will not be reduced under, or by reason of, any amendments in this Amended and Restated Certificate of Incorporation of the Corporation.

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                  5.       The text of the Certificate of Incorporation of the
Corporation, as heretofore amended and restated, is hereby restated and further amended to read in its entirety as follows:

                  "FIRST:  The name of the Corporation is

                              LINCARE HOLDINGS INC.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                  THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 55,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, $1 par value (including 105,762 shares of Preferred Stock designated herein as Series A Preferred Stock and 15,000 shares of Preferred Stock designated herein as Series B Convertible Preferred Stock) (hereinafter called "Preferred Stock") and 50,000,000 shares of Common Stock, $.01 par value (herein called "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

                  The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.

                                 PREFERRED STOCK

                  1. The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized.



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

                  2. Authority is hereby vested in the Board of Directors from time to time to authorize the issue of one or more series of Preferred Stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series in respect of the matters set forth as follows:

                  i) The maximum number of shares to constitute such series and the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                  ii) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  iii) The dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividend shall be cumulative or non-cumulative;

                  iv) Whether the shares of such series shall be subject to redemption by the Company, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                  v) The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company;

                  vi) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  vii) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the



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         same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  viii) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or any other class or classes of stock of the Company ranking junior to the shares of such series either as to dividends or upon liquidation;

                  ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

                  x) Any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with this Article FOURTH.

                  3. Subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, with respect to the Preferred Stock, as set forth herein in this Article FOURTH, there shall be designated a series of Preferred Stock to be known as Series A Preferred Stock (hereinafter referred to as "Series A Preferred Stock") consisting of 105,762 shares of Preferred Stock and a series of Preferred Stock to be known as Series B Convertible Preferred Stock (hereinafter referred to as "Series B Convertible Preferred Stock") consisting of 15,000 shares of Preferred Stock. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock and the Series B Convertible Preferred Stock, are as follows:

                  A.       SERIES A PREFERRED STOCK

                  1. Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, to the extent and in the manner provided in paragraphs 2 and 3 below in the event of redemption and liquidation, respectively, out of



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         funds legally available for such purpose, cash dividends at the rate of
         $8.00 per share per annum, and no more. Dividends on the Series A Preferred Stock shall be cumulative and shall accrue from the date of issue of the Series A Preferred Stock.

                  In no event, so long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Series B Convertible Preferred Stock or Common Stock, other than a dividend or distribution payable in shares of Common Stock, nor (without the written consent of the holders of 66-2/3% of the outstanding Series A Preferred Stock) shall any shares of Series B Convertible Preferred Stock or Common Stock be purchased or redeemed by the Corporation (other than a repurchase of shares of Common Stock from employees of the Corporation following termination of their employment), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Series B Convertible Preferred Stock or Common Stock, unless in each instance any arrearage in the mandatory redemption of the Series A Preferred Stock shall have been made good.

                  2. Redemption. The shares of Series A Preferred Stock shall be redeemable as follows:

                  2A.      Mandatory Redemption. The Corporation shall redeem
         (in the manner and with the effect provided in sub-paragraphs 2C through 2E below) all shares of Series A Preferred Stock which shall then remain outstanding on the first to occur of the following events:

                           (1)      November 30, 1995;

                           (2)      the consolidation or merger of the
                  Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger);



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                           (3)      the sale of all or substantially all of the
                  properties and assets of the Corporation as an entirety to any other person; or

                           (4) except for the Corporation's initial public offering, the consummation of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $15,000,000.

                  2B.      Optional Redemptions. The Corporation may redeem at
         any time (in the manner and with the effect provided in subparagraphs 2C through 2E below), any whole number of shares of Series A Preferred Stock. Any date on which the Corporation elects to redeem shares of Series A Preferred Stock as provided in this subparagraph 2B and each date on which the Corporation shall be required to redeem shares of Series A Preferred Stock as provided in subparagraph 2A above, shall be referred to as a "Redemption Date".

                  2C.      Redemption Price. The Series A Preferred Stock to be
         redeemed on a Redemption Date shall be redeemed by paying for each share in cash an amount (such amount being herein sometimes referred to as the "Redemption Price") equal to (i) $100 per share (the "Base Amount"), plus (ii) an amount equal to dividends at the rate of $8.00 per share per annum, as provided for in paragraph 1 above, from the date of issuance of such Series A Preferred Stock to such Redemption Date (the "Additional Amount"), provided, however, that if on any such Redemption Date the "Common Share Amount", as hereinafter defined, shall be equal to or greater than the amount set forth in the table below, approximately adjusted for stock splits and dividends and stock combinations effected subsequent to December 17, 1991 (prorated on a monthly basis to the last day of the preceding calendar month if the date of such redemption shall be other than November 30):

                           Date                 Common Share Amount
                           ----                 -------------------

                  November 30, 1990                  $0.5000
                               1991                   0.6758
                               1992                   0.8657
                               1993                   1.0707
                               1994                   1.2921
                               1995                   1.5313


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

         the Redemption Price shall be solely the Base Amount and no part of the Additional Amount shall be payable. For purposes of this subparagraph 2C and paragraph 3, the term "Common Share Amount" in respect of any redemption or any liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation shall mean the value of one share of outstanding Common Stock as of the date of such event, which amount, (x) in the case of redemption pursuant to clause (1), (2) or (3) of subparagraph 2A or pursuant to subparagraph 2B, shall be the fair market value thereof (computed as if the Redemption Price were solely the Base Amount), (y) in the case of redemption pursuant to clause (4) of subparagraph 2A, shall be the price to the public in the underwritten public offering referred to therein, and (z) in the case of such liquidation, dissolution or winding up, shall be the amount available for distribution to holders of Common Stock (determined as if the Liquidation Price, as defined in paragraph 3, were solely the Base Amount). Not less than 30 days before any Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Series A Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the subparagraph or subparagraphs of this paragraph 2 pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in The City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for



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         redemption, the Redemption Price therefor, without interest thereon.

                  2D.      Redeemed or Otherwise Acquired Shares to Be Retired.
         Any shares of Series A Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series A Preferred stock accordingly.

                  2E.      Shares to Be Redeemed. In case of the redemption, for
         any reason, of only apart of the outstanding shares of the Series A Preferred Stock on a Redemption Date, all shares of Series A Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Series A Preferred Stock at the time outstanding. Any shares of Series A Preferred Stock not redeemed on November 30, 1995 for any reason shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Redemption Date.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any Series B Convertible Preferred stock or Common Stock, to be paid an amount (such amount being sometimes referred to in this subdivision I as the "Liquidation Price") equal to (i) the Base Amount, plus (ii) the Additional Amount, provided, however, that if on the date of such liquidation, dissolution or winding up, the Common Share Amount (determined as provided in paragraph 2C) shall be equal to or greater than the amount set forth in the table in subparagraph 2C above (prorated on a monthly basis to the last day of the preceding calendar month if the date of such liquidation, dissolution or winding up shall be other than November 30), the Liquidation Price shall be solely the Base Amount, and no part of the Additional Amount shall be payable in respect



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         of such liquidation, dissolution or winding up. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to such holders of the preferential amount to which they are respectively entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of the Series B Convertible Preferred Stock and to the holders of Common Stock as their interests may appear. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Price and the place where said Liquidation Price shall be payable, shall be given may mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3, such transactions being subject to the provisions of paragraph 2 above.

                  4. Voting Rights. The holders of Series A Preferred Stock shall have no right to vote for the election of directors of the Corporation or on any other matter unless a vote of such class of stock is required by the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation.

                  5. Restrictions. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a grater number of shares of the Corporation is required by law or by this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of 66-2/3% of the outstanding Series A Preferred stock, given in person or by proxy, either in



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         writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series A Preferred Stock shall vote together as a class:

                  5A.      The Corporation will not create or authorize the
         creation of any additional class or series of shares unless the same ranks junior to the Series A Preferred Stock both as to dividends and as to the distribution of assets on liquidation or increase the authorized amount of the Series A Preferred Stock or increase the authorized amount of any additional class or series of shares unless the same ranks junior to the Series A Preferred Stock both as to dividends and as to the distribution of assets on liquidation or create or authorize any obligation or security convertible into shares of Series A Preferred Stock or into shares of any other class or series unless the same rank junior to the Series A Preferred Stock both as to dividends and as to the distribution of assets on liquidation, whether any such creation or authorization or increase shall be by means of amendment of the Amended and Restated Certificate of Incorporation, merger, consolidation or otherwise, and

                  5B.      The Corporation will not amend, alter or repeal the
         Corporation's Amended and Restated Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to
         Section 151(g) of the General Corporation Law of the State of Delaware containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Series A Preferred Stock or which in any manner adversely affects the Series A Preferred Stock or the holders thereof.

                  B.       SERIES B CONVERTIBLE PREFERRED STOCK

                  1. Dividends. The holders of Series B Convertible Preferred Stock shall be entitled to receive, unless otherwise prohibited by the terms of the Series A Preferred Stock, when and as cash dividends are declared by the Board of Directors of the Corporation upon the Common Stock, out of funds legally available for such purpose, cash dividends at the rate declared upon the Common Stock as if said Series B Convertible Preferred Stock had been converted to Common Stock.

                  In no event, so long as any Series B Convertible Preferred Stock shall remain outstanding, shall any



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         dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable in shares of Common Stock, nor shall any shares of Common Stock be purchased or redeemed by the Corporation (other than a repurchase of shares of Common Stock from employees of the Corporation following termination of their employment), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, without the written consent of the holders of 66-2/3% of the outstanding Series B Convertible Preferred Stock and unless in each instance any arrearage in the mandatory redemption of the Series B Convertible Preferred Stock shall have been made good.

                  2. Redemption. The shares of Series B Convertible Preferred Stock shall be redeemable as follows:

                  2A.      Mandatory Redemption. The Corporation shall redeem on
         November 30, 2000 (in the manner and with the effect provided in subparagraphs 2C through 2E below) all shares of Series B Convertible Preferred Stock which shall then remain outstanding. Notwithstanding the foregoing, the Corporation shall not be required to and shall not redeem shares of Series B Convertible Preferred Stock on such date unless all of the Series A Preferred Stock shall theretofore have been redeemed. Except as set forth in this paragraph 2, the Series B Convertible Preferred Stock shall not be redeemable.

                  2B.      Optional Redemptions. The Corporation may redeem at
         any time on or after November 30, 1997 (in the manner and with the effect provided in subparagraphs 2C through 2E below), any whole number of shares of Series B Convertible Preferred Stock. Any date on which the Corporation elects to redeem shares of Series B Convertible Preferred Stock as provide in this subparagraph 2B and each date on which the Corporation shall be required to redeem shares of Series B Convertible Preferred Stock as provided in subparagraph 2A above, shall be referred to as a "Redemption Date".

                  2C.      Redemption Price. The Series B Convertible Preferred
         Stock to be redeemed on a Redemption Date shall be redeemed upon notice given as hereinafter provided, by paying for each share in cash the sum of $100, plus an amount per share equal to any declared but unpaid dividends thereon to such Redemption Date, such amounts being



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

         sometimes referred to as the "Redemption Price". Not less than 30 days before any Redemption Date, written notice shall be given by mail, postage prepaid, to the holders of records of the Series B Convertible Preferred Stock to be redeemed, such notice to contain a statement of or reference to the conversion right set forth in paragraph 4 and to be addressed to each such holder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the subparagraph or subparagraphs of this paragraph 2 pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in The City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series B Convertible Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares, including, without limitation, the conversion right set forth in paragraph 4 and the rights, if any, to receive notice and vote, shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

                  2D.      Redeemed, Converted or Otherwise Acquired Shares to
         Be Retired. Any shares of Series B Convertible Preferred Stock redeemed pursuant to this paragraph 2 or converted into Common Stock pursuant to paragraph 4 below or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series B Convertible Preferred Stock accordingly.

                  2E.      Shares to Be Redeemed. In case of redemption of only
         a part of the outstanding shares of Series B Convertible Preferred Stock, all shares of Series B



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

         Convertible Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, the proportion of all the shares to be redeemed which the number of shares held of records by such holder bears to the total number of shares of Series B Convertible Preferred Stock at the time outstanding. Any shares of Series B Convertible Preferred Stock not redeemed on November 30, 2000 for any reason shall be redeemed as soon thereafter as possible, but not before all of the Series A Preferred Stock shall have been redeemed, and such redemption shall be in the manner in which shares are otherwise redeemed on a Redemption Date.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be entitled, after all preferential amounts shall have been paid with respect to the Series A Preferred Stock, but before any distribution or payment is made upon any Common Stock, to be paid an amount equal to $100 per share plus an amount equal to any declared but unpaid dividends thereon to such date of liquidation, dissolution or winding up, and the holders of Series B Convertible Preferred Stock shall not be entitled to any further payment, such amounts being sometime referred to in this subdivision II as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of Series B Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B Convertible Preferred Stock of the Liquidation Payments, then the entire assets of the Corporation to be distributed (after all preferential amounts (including without limitation accrued dividends) shall have been paid with respect to the Series A Preferred stock) shall be distributed ratably among the holders of Series B Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series A Preferred Stock and Series B Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of Liquidation Payments and the place



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         where said Liquidation Payments shall be payable, a statement of or reference to the conversion right set forth in paragraph 4, shall be given by mail, postages prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 3.

                  4.       Conversion.

                  4A.      Conversion of Series B Convertible Preferred Stock
         Into Common Stock. Subject to the provisions of paragraphs 2 and 3 hereof regarding redemption and liquidation, and subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Convertible Preferred Stock (except that (i) in respect of any such shares which shall have been called for redemption such shares which shall have been called for redemption such right shall terminate at the close of business on the last full business day next preceding the day fixed for redemption unless the Corporation shall default in the payment of the redemption price and (ii) upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series B Convertible Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $100 and dividing the result by the conversion price of $7.26 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price or such price as last adjusted, as the case may be, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of such Series B Convertible Preferred Stock into Common Stock, and by surrender of a certificate or certificates for the Series B convertible Preferred Stock so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  4B.      Issuance of Certificates; Time Conversion Effected.
         Promptly after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Series B Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock, issuable upon the conversion of such share or shares thereof. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  4C.      Fractional Shares; Dividends; Partial Conversion. No
         fractional shares shall be issued upon conversion of Series B Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the shares of Series B Convertible Preferred Stock surrendered for conversion or the shares of Common Stock issued upon such conversion. In case the number of shares of Series B Convertible Preferred

         Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering Series B Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined by the Board of Directors of the Corporation.

                  4D.      Adjustment of Price Upon Issuance of Common Stock.
         Except as provided in subparagraph 4F hereof, if and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to an amount equal to the aggregate consideration received, or deemed to have been received pursuant to subparagraphs 4D(1) through 4D(7), by the Corporation upon such issue or sale, or deemed issuance or sale, divided by the number of shares so issued or sold or deemed to be so issued or sold. For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7), shall also be applicable:

                  4D(1).   Issuance of Rights or Options. In case at any time
         the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options)shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  4D(2).   Issuance of Convertible Securities. In case the
         Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) to total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such

         Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  4D(3).   Change in Option Price or Conversion Rate. If (i) the
         purchase price provided for in any Option referred to in subparagraph 4D(1), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) or (iii) the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) 4D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                  4D(4).   Stock Dividends. In case the Corporation shall
         declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

                  4D(5).   Consideration for Stock. In case any shares of Common
         Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this subparagraph 4D(5) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or state income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the Corporation, such Options shall be deemed to have been issued without consideration, and the Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

                  4D(6).   Record Date. In case the Corporation shall take a
         record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  4D(7).   Treasury Shares. The number of shares of Common Stock
         outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subparagraph 4D.

                  4E.      Subdivision or Combination of Stock. In case the
         Corporation shall at any time subdivide (by any stock split, stock dividend; recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined (by reverse stock split or otherwise) into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  4F.      Certain Issues of Common Stock Excepted. Anything
         herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price upon the occurrence of any of the following events: (i) the issuance of Common Stock upon conversion of outstanding shares of Series B Convertible Preferred Stock, (ii) the issuance of options to employees, officers and directors of the Corporation pursuant to any stock option plan of the Corporation approved by the Board of Directors, and (iii) the issuance of Common Stock upon the exercise of the options permitted to be issued pursuant to clause (ii) above.

                  4G.      Reorganization, Reclassification, Consolidation,
         Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock) shall be made whereby each holder of a share or shares of Series B Convertible Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Series B Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to said number of shares of such stock immediately theretofore so receivable, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization, reclassification, consolidation, merger or sale, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization, reclassification, consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization, reclassification, consolidation, merger or sale). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation is issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock) executed and mailed or delivered to each holder of shares of Series B Convertible Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  4H.      Notice of Adjustment. Upon any adjustment of the
         Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  4I.      Other Notices.  In case at any time:

                  (1) the Corporation shall declare any cash dividend upon its Common Stock;

                  (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (4) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation;

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                  (6) the Corporation shall take any action that would result in an automatic conversion of the Series B Convertible Preferred Stock pursuant to paragraph 4J;

         then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place, and (c) in the case of any event which would result in an automatic conversion of the Series B Convertible Preferred Stock pursuant to subparagraph 4J, at last 20 days' prior written notice of the date on which the same is expected to be completed.

         Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  4J.      Automatic Conversion. In the event that, at any time
         while any of the Series B Convertible Preferred Stock shall be outstanding, the Corporation shall consummate an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common Stock (i) at a per share price to the public equal to not less than $10.00 per share of Common Stock, appropriately adjusted for stock splits and dividends and stock combinations, and
         (ii) providing aggregate net proceeds to the Corporation equal at least $15,000,000, then all outstanding shares of Series B Convertible Preferred Stock shall, automatically and without further action on the part of the holders of the Series B Convertible Preferred Stock, be converted into shares of Common Stock in accordance with the terms of this paragraph 4 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective simultaneously with the closing of such public offering; provided, however, that certificates evidencing the shares of common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Series B Convertible Preferred Stock so converted.

                  4K.      Stock to Be Reserved. The Corporation will at all
         times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Convertible Preferred Stock would exceed the total number of shares of Common Stock of such class then authorized by this Amended and Restated Certificate of Incorporation.

                  4L.      Issue Tax. The issuance of certificates for shares of
         Common Stock upon conversions of the Series B Convertible Preferred Stock shall be made without charge to the holders of such Series B Convertible Preferred Stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

                  4M.      Closing of Books. The Corporation will at no time
         close its transfer books against the transfer of any Series B Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series B Convertible Preferred Stock.

                  4N.      Definition of Common Stock. As used in this paragraph
         4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on December 17, 1991, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Series B Convertible Preferred Stock of the Corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4G, shall include only shares designated as Common Stock of the Corporation on December 17, 1991.

                  5. Voting Rights. The holders of Series B Convertible Preferred Stock and Common Stock shall vote together as a class for the election of all the directors of the Corporation and, except as otherwise provided by law and this Amended and Restated Certificate of Incorporation, on all other matters to be voted on by the stockholders of the Corporation on the following basis: (1) each holder of Series B Convertible Preferred Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Series B Convertible Preferred Stock so held on the record date for the determination of stock holders entitled to vote, and (2) each holder of Common Stock shall be entitled to one vote per share.

                  6. Restrictions. At any time when shares of Series B Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of 66-2/3% of the outstanding Series B Convertible Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series B Convertible Preferred Stock shall vote together as a class;

                  6A.      The Corporation will not create or authorize the
         creation of any additional class or series of shares unless the same ranks junior to the Series B Convertible Preferred Stock both as to dividends and as to the distribution of assets on liquidation or increase the authorized amount of the Series B Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares unless the same ranks junior to the Series B Convertible Preferred Stock both as to dividends and as to the distribution of assets on liquidation or create or authorize any obligation or security convertible into shares of Series B Convertible Preferred Stock or into shares of any other class or series unless the same rank junior to the Convertible Preferred Stock both as to dividends and as to the distribution of assets on liquidation, whether any such creation or authorization or increase shall be by means of amendment of the Amended and Restated Certificate of Incorporation, merger, consolidation or otherwise, and

                  6B.      The Corporation will not amend, alter or repeal the
         Corporation's Amended Restated Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to Section 151(g) of the Delaware General Corporation Law, containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Series B Convertible Preferred Stock or the Common Stock or which in any manner adversely affects the Series B Convertible Preferred Stock or the Common Stock or the holders thereof.

                                       II.

                                  COMMON STOCK

                  1. Voting Rights. Except as otherwise provided by law, the voting rights of the Common Stock shall be governed by paragraph 5 of subdivision I.3.B. of this Article FOURTH.

                  2. Dividends. Subject to the prior rights of the holders of Preferred Stock as stated and expressed herein or as may be stated and expressed pursuant hereto, dividends may be paid on the Common Stock as and when declared out of any funds legally available therefor.

                  3. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amount to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                                      III.

                                OTHER PROVISIONS

                  No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock or any class or series, but, subject to the provisions of subparagraph 4K of subdivision I.3.B. of this Article FOURTH, any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                  FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

                  SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons



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whomsoever by and pursuant to this Amended and Restated Certificate of
Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                  SEVENTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit."













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                  IN WITNESS WHEREOF, LC ACQUISITION CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Howard R. Deutsch, its Executive Vice President, who hereby acknowledges under penalties of perjury that the facts here in stated are true and that this certificate is his act and deed, and attested by James M. Emanuel, its Secretary, this 17th day of December 1991.


                                           LC ACQUISITION CORPORATION


                                           By:    /s/ Howard R. Deutsch
                                               --------------------------
                                               Executive Vice President

[CORPORATE SEAL]

Attest:



BY:  /s/ James M. Emanuel
   ------------------------
         Secretary










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